Exhibit 99.1
From: Secureworks CEO Wendy Thomas
To: Global Secureworks Teammates
Date: February 7, 2023
Title: Organizational Announcement

This year marks a turning point in Secureworks’ business transformation. On Friday, we reached the end-of-life of CTP for most of our customers, and we begin Fiscal 2024 with our core business on Taegis together with strategic consulting to create better security outcomes for our customers. Since we began this journey over five years ago, we’ve evolved how we work and organize our teams to ensure our customers’ success globally. Now, we are making additional changes to position our business for long-term success.
Reducing Our Team
Today, we are announcing the most difficult change we’ve made to date. As part of our re-organization, we are reducing the size of the Secureworks workforce by approximately 9%. These decisions are never easy, and we will continue to share details this week on why we made them and how we will inform and support our teammates.
With the end-of-life of CTP outside of Japan and our increasing success with Taegis, our business is evolving with our partners and customers in support of their security needs. This demands an agile footing, and a smaller, more focused team. We are forging a structure that emphasizes simplicity and agility, requiring fewer roles and different skillsets. This is also happening in a time when some world economies are in a period of uncertainty, and our path to profitability will be achieved in part by reducing our spending.
This decision does not reflect on the performance or contributions of those who will be leaving. The businesses we’ve exited required a different organization, and we assessed the team structure, roles, and capabilities best aligned to support our go-forward business. The roles we’re reducing reflect the outcome of that review.
We will begin communicating with affected teammates today, but in some countries, the notification process will take longer as we comply with local laws and practices. Within the next hour, teammates leaving Secureworks will receive a calendar invite to speak individually with a leader in their department and an HR business partner. In that meeting, we will provide the details of benefit packages and ongoing support to help with transitions. The final working day for departing teammates will vary by role and country, but the last day for many will be Friday, February 10. To those leaving, I want to thank you for all that you’ve invested as part of the Secureworks team, especially your time, expertise, camaraderie, and shared passion for this work. You will always be part of this community, and your future company will be lucky to welcome you. To those staying, please lend your hearts and ears to our departing teammates and respect their needs at this time. When they are ready, provide your support through your networks as well as other pathways that may be available to you.
Additionally, I’d like to share three changes to our executive leadership team.
Executive Leadership Changes
First, Paul Parrish and Barry Hensley are announcing their retirements from Secureworks.
Paul joined Secureworks shortly after we launched Taegis, bringing highly relevant experience in the SaaS space, leading similar business transformations. He’s been a valued partner, and I am grateful for his leadership. While Paul will soon retire to spend more time with his wife of 40 years and their family, he will remain with Secureworks until the end of the first quarter, May 5, 2023.
After 13 years of leadership at Secureworks, Barry Hensley is retiring from Secureworks at the end of the first quarter. Barry’s contributions to Secureworks and the security community are beyond measure. Please join me in thanking him for his leadership and expertise over the years and wishing him the best as he begins this next chapter. The Secureworks Counter Threat Unit™ is critical to how we support customers and partners. Barry will communicate shortly with more details about how we will organize the team for stronger collaboration across the company moving forward.
Additionally, Steve Fulton has been named President, Customer Success. In this role, Steve will lead a customer-centric organization comprised of software development, threat detection, product management, user design, Information Technology, global project management, and our recently combined customer success and experience teams. The intent is to form even closer ties with our customers and partners, to better secure our customers while growing our business with them.

What Happens Next
Leadership will follow up with their respective teams this week with more details for their organization. We have prepared an initial set of Frequently Asked Questions and will continue to communicate and provide opportunities for discussion, including a Companywide All-Hands next week.
Right now, our collective priority is to support teammates leaving Secureworks. I am thankful for each of your contributions to Secureworks and the security industry, and the countless organizations and individuals you’ve been a part of protecting.
Wendy